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                                                                      EXHIBIT 10


                          PURCHASE AND SALE AGREEMENT
                                BLOCKS 14 AND 15,
                  POPE'S ADDITION TO THE CITY OF LITTLE ROCK


     This Purchase and Sale Agreement ("Agreement") is executed as of April 13, 1999, by and between Stephens Group, Inc., an Arkansas corporation ("Seller"), and Acxiom Corporation, a Delaware corporation ("Purchaser").

     1. Purchase and Sale. Subject to and on the terms and conditions set forth below, Seller hereby agrees to sell and convey to Purchaser and Purchaser hereby agrees to buy that certain real estate described as Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, and 12, Block 14, Pope's Addition to the City of Little Rock, Pulaski County, Arkansas, as shown on Plat recorded in Plat Book H, Page 30, records of Pulaski County, Arkansas and all of Sherman Oaks Horizontal Property Regime in the City of Little Rock, Pulaski County, Arkansas, together with all rights, appurtenances, structures, easements, alleys, rights-of-ways, improvements, fixtures or privileges located thereon or pertaining thereto (collectively, the "Property").

     2. Purchase Price. The consideration ("Purchase Price") for the Property is the conveyance of 54,450 shares of the common stock of the Purchaser (the "Shares") to the Seller on Closing Date (as defined below). The Shares, when a certificate is delivered to Seller on the Closing Date, shall be validly issued, fully paid and non-assessable. Purchaser shall register the issuance of the shares to Seller under the Securities Act of 1933, as amended, so that they shall be freely tradable and not subject to any instructions on transfer. All expenses incurred in connection with such registration shall be borne by Purchaser.

     3.   Closing.

     3.1 Date and Place. The closing ("Closing") of the transactions contemplated by this Agreement shall take place in Little Rock, Arkansas at the office of Rose Law Firm, a Professional Association, 120 East Fourth Street, Little Rock, Arkansas, (or such other place as may be mutually acceptable to Seller and Purchaser), on or before July 15, 1999 (on such date as may be mutually agreeable to Seller and Purchaser, and as may be extended as provided herein or by mutual consent, the "Closing Date"). Purchaser shall have the option to extend the Closing Date for up to an additional forty-five (45) days by notifying Seller in writing five (5) days prior to the Closing Date. In addition, if there are title, inspection, or environmental objections which have not yet been cured on or before the Closing Date, then Purchaser or Seller may extend the Closing Date until on or before ten (10) days after such objections have been resolved; provided, however, if the closing has not occurred on or before October 1, 1999, this Agreement shall be terminated. Should the matters provided in Sections 5 or 6 not be completed on or before the Closing Date, then the Closing shall be rescheduled for the next business day after completion of such matters.

     3.2 Payment of Purchase Price. At the Closing, Purchaser shall pay to the Seller the Purchase Price as provided in Section 2.

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     3.3  Deliveries at Closing. On or before the Closing Date, Seller shall deliver to Purchaser the following documents:

          3.3.1. A General Warranty Deed (the "Deed"), dated the date of Closing, conveying good and marketable fee simple title to the Property to Purchaser.

          3.3.2. The originals if available, of all site plans, surveys, soil and substrata studies, utility schemes, tax bills and receipts for current real estate taxes, and any other documents, files or records covering, affecting or relating to any portion of the Property in Seller's possession, and all keys used in connection therewith.

     3.4. Possession. Possession of the Property shall be delivered by Seller to Purchaser on the Closing Date.

     4. Prorations. Ad valorem taxes of the then current year shall be pro rated as of the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation with the proration to be adjusted between the parties based on actual taxes for 1999 at the time such actual taxes are determined. Any such taxes due from and payable by Seller shall be paid by seller in cash at Closing.

     5.   Title

     5.1 Title Insurance Commitment. Seller has furnished to Purchaser, at Seller's sole cost and expense, ALTA owner's title insurance commitment number 99-4367A (the "Commitment"), covering the Property and issued by Beach Abstract & Guaranty Company (the "Title Company"). The title matters identified at Schedule B Section I, items 1 through 7 must be satisfied by Seller on or before the Closing Date (subject, however, to Section 6.3 below with respect to the termination of the lease referenced at item 6). Schedule B, Section II, Special Exception numbers 3 and 6 affect the marketability of the title to the Property and must be corrected by the Seller in a manner which permits the deletion of these exceptions from the final title insurance policy to be issued pursuant to
Section 5.2, on or before the Closing Date. In the event Seller is unable to satisfy or correct any such matters or exceptions on or before the Closing Date, Purchaser may, at this option, terminate this Agreement by written notice to Seller on the Closing Date, and the parties hereto shall have no further obligations hereunder, or give Seller additional time to satisfy or correct such matters or exceptions. Schedule B, Section II, Special Exception numbers 1 (subject to the proration set forth in Section 4 above), 2, 4 and 5 are deemed acceptable (the "Permitted Exceptions").

     5.2. Title Insurance Policy. Following Closing, Seller agrees to finish to Purchaser at Seller's expense an ALTA owner's title policy, issued by the Title Company covering the Property insuring good and indefeasible fee simple title in Purchaser in the amount of $1,300,000 and containing no exceptions or conditions other than the Permitted Exceptions and any other exceptions waived by the Purchaser pursuant to Section 9.




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     6.   Special conditions.

     6.1. Items for Review. As soon as possible after the execution of this Agreement, but in any event within five (5) days after the execution of this Agreement, Seller shall deliver to Purchaser at Seller's sole expense a list of all agreements affecting the ownership, management, or operation of the Property, if any, together with true, correct and complete copies of same to the extent available.

     6.2. Inspection Period. Purchaser shall have until July 15, 1999 to review the documents furnished under Section 6.1 and to conduct engineering, environmental and feasibility studies on the Property. This Agreement is subject to Purchaser finding from such studies that the Property and documents are reasonably satisfactory for Purchaser's intended use, and should the Property or any documents not prove reasonably satisfactory for Purchaser's intended use, this Agreement can be canceled at Purchaser's option in which case it shall become null and void, and all parties shall have no further liability one to the other. In connection therewith, Purchaser or its agents or employees shall have the right and privilege during the term of this Agreement of going upon the Property as needed to inspect, test, examine, survey or make test borings, soil bearing tests, environmental audits or other engineering or landscaping tests or surveys or observations or studies which Purchaser deems necessary, the cost of which shall be borne by the Purchaser.

     6.3. Lease Termination. Seller shall terminate all leases affecting the Property on or before the Closing Date or the earliest date permitted by the lease agreements in accordance with notices of termination delivered on or before the Closing Date.

     6.4. Rezoning. Seller understands that Purchaser intends to develop the Property as a twelve (12) story office building with a multi-story parking garage. Seller and Purchaser shall use their best efforts to obtain rezoning of the Property to the zoning classification of "general business" with a variance to increase the height and/or the permitted floor area ratio from that authorized under Article VI, Zoning Plan for Central Little Rock Urban Renewal Project, of The Zoning Ordinance of the City of Little Rock, Arkansas ("City") to permit such development. Purchaser shall, as soon as possible after the date hereof, execute and file at Purchaser's expense applications for the rezoning of, and a request for a variance for, the Property with the City. Seller agrees to sign all documents necessary for Purchaser to complete and file said applications. Purchaser, with the assistance of Seller, shall diligently and vigorously pursue said applications until final decisions have been made thereon and thereafter until any and all appeals and suits filed in connection with said rezoning and variance have been finally determined, all related costs of which shall be borne by Purchaser.

     6.5. Street and Alley Closings. Seller also understands that the Purchaser's development of the Property as an office building will require the closing of Sherman Street between blocks 14 and 15 and the alley located in Block 14. Seller and Purchaser shall use their best efforts to close such street and alleys by filing any necessary applications with the City. Seller agrees to sign all documents necessary for Purchaser to complete and file said applications. Purchaser, with the assistance of Seller, shall diligently and vigorously pursue said applications until final decisions







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have been made thereon and thereafter until all appeals and suits filed in connection with said street and alley closings have been finally determined, all related costs of which shall be borne by Purchaser.

     7. Broker Commissions. In the event any claims arise for real estate commissions, fees or other compensation in connection with this transaction, the party so incurring such claims shall indemnify and hold harmless the other party from any loss or damage which the other party suffers as a result of such claim.

     8. Representations and Warranties. Seller hereby warrants and represents to Purchaser and agrees with Purchaser as follows:

     8.1. Seller has, or a wholly owned subsidiary or affiliate of Seller has, and will convey to Purchaser good and marketable fee simple title to the Property.

     8.2. No person, firm or corporation or other entity (i) has any right or option to acquire all or any part of the Property, or (ii) is now or hereafter will be entitled to possession of any part of the Property, or (iii) has any other right, title or interest in the Property, except pursuant to the leases or occupancy agreements to be terminated by Seller hereunder.

     8.3. The Property is not subject to any citations or violations issued or threatened by the State of Arkansas, Department of Pollution Control and Ecology or of any other city, county, state or federal agency having jurisdiction over the Property and the development thereof.

     8.4. Seller, as of the date of this Agreement, has no liabilities or obligations of any kind (except for the leases or occupancy agreements to be terminated by Seller hereunder and the other items reflected on Schedule B of the Commitment), including but not limited to tax claims or liens and mechanics' or materialmen's liens, whether accrued, absolute, contingent or otherwise outstanding against, relating to, or affecting the Property or the operation thereof which will not be paid by Seller at closing. Seller agrees that all obligations incurred in the ownership, operation and maintenance of the Property prior to the Closing Date shall be the sole obligation and responsibility of the Seller.

     8.5. There is no existing or pending litigation, claim, or condemnation or sale in lieu thereof, with respect to any part of the Property, nor has any such action, suit, proceeding or claim been threatened or asserted. Seller has no knowledge of any pending improvements, liens, or special assessments to be made against the Property, except as reflected on Schedule B of the Commitment.

     8.6. To the best of Seller's knowledge and belief, all water, sewer, gas, electricity, steam, telephone, sanitary and storm drainage facilities and other utilities required by law and the normal operation of the Property are installed across public property or valid easements to the Property line of the Property and are connected pursuant to valid permits.




















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     8.7.  Neither the execution nor the delivery of this Agreement by Seller nor Seller's performance of his obligations hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any other agreement or document to which Seller is a party or is otherwise bound or to which the Property or any part thereof is subject.

     8.8. All of the representations and warranties of Seller herein are true and correct as of the date hereof and shall be true and correct as of the Closing Date.

     9. Termination. In the event the Seller is unable to convey title to the Property in accordance with this Agreement, Purchaser may at its option terminate this Agreement by written notice delivered to Seller on or prior to the scheduled Closing Date (as may be deferred by any postponement in accordance with the terms of this Agreement) or Purchaser may waive such defects. If this Agreement is terminated by Purchaser the parties shall have no further obligation or liabilities one to the other.

     10. Default. In the event that Seller should fail to consummate this Agreement for any reason, except Purchaser's default, Purchaser may enforce specific performance of this Agreement.

     11. Risk of Loss. Prior to the Closing Date, risk of loss to the Property shall remain with Seller until the Closing has been completed. Thereafter, risk of loss shall be with the Purchaser.

     12. Condemnation. If all or any material portion of Property shall be condemned prior to the closing, Purchaser may elect to (i) reduce the purchase price in the amount of the condemnation award, or (ii) receive such condemnation award as may be paid or payable with respect to such condemnation, Purchaser's election under this Section shall be exercised by written notice to Seller within ten (10) days after receipt of written notice from Seller of such taking or of written notice of the amount of the condemnation award payable with respect to such taking, whichever is later.

     13.   Miscellaneous.

     13.1. Assignment Prior to Closing. Purchaser may assign its rights or delegate its duties under this agreement at any time on or before Closing, and, upon execution by the assignee of an assignment agreement pursuant to which said assignee agrees to assume all obligations of Purchaser hereunder, Purchaser shall be released from its obligations hereunder.

     13.2. Notices.

           13.2.1. All notices, demands, requests or other communications required or permitted under this Agreement shall be in writing and, unless and until otherwise specified in a written notice by any party, shall be sent to the parties at the following respective addresses:





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     If for Seller:      Mr. Dale Aclin
                         Stephens Inc.
                         111 Center Street
                         Little Rock, AR 72201

     with a copy to:     Mr. David A. Knight
                         Stephens Inc.
                         111 Center Street
                         Little Rock, AR 72201

     If for Purchaser:   Mr. Jerry C. Jones
                         Legal Leader
                         Acxiom Corporation
                         301 Industrial Blvd.
                         Conway, AR 72033

     with a copy to:     Mr. Kevin R. Burns
                         Rose Law Firm
                         120 East Fourth Street
                         Little Rock, AR 72201

           13.2.2. Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) delivered in person, (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or
     (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above.

           13.2.3. Each such notice, demand or request shall be deemed to have been received by its addressee upon the earlier of (i) actual receipt or refusal by the addressee or (ii) deposit thereof at any main or branch United States post office if sent in accordance with clause (ii) in Section
     13.2.2 above, and deposit thereof with the courier if sent pursuant to clause (iii) in Section 13.2.2 above.

     13.3. Entire Agreement; Modification. This Agreement contains the entire understanding between Seller and Purchaser with respect to the subject matter hereof. All prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

     13.4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.





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     13.5.  Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

     13.6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the signatories and their successors and permitted assigns.

     13.7. Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts, each constituting a duplicate original, but all such counterparts shall constitute one and the same instrument. This Agreement may be executed by facsimile signature by the parties hereto, and such facsimile signatures shall have the same force and effect as if manually signed.

     13.8. Severability. If any provision contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

     13.9. Further Assurances. Each party agrees to perform such other acts and to execute, acknowledge and/or deliver after the date hereof such other instruments (including without limitation correctional deeds), documents and other materials as the other party may reasonably request in order to consummate the transactions contemplated in this Agreement and to vest title to the Property in Purchaser.

     13.10. Survival. All provisions of this Agreement shall survive the Closing.

     13.11. Time. Time is, and shall be, of the essence with respect to this Agreement.

     The date of this Agreement shall be deemed to be the later of the date this Agreement is executed by Seller or Purchaser.

                                   SELLER:

                                   Stephens Group, Inc. an Arkansas corporation

                                   By: /s/ David A. Knight
                                      ----------------------
                                   Title: Vice President
                                   Dated: June 16, 1999

                                   PURCHASER:

                                   Acxiom Corporation, a Delaware corporation


                                   By: /s/ Jerry C. Jones
                                      ----------------------
                                   Title: Business Development & Legal Leader
                                   Dated: June 13, 1999




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                              FIRST AMENDMENT TO
                          PURCHASE AND SALE AGREEMENT
                               BLOCKS 14 AND 15,
                  POPE'S ADDITION TO THE CITY OF LITTLE ROCK

     This First Amendment to Purchase and Sale Agreement ("Amendment") is executed as of July 9, 1999, by and between Stephens Group, Inc., an Arkansas corporation ("Seller"), and Acxiom Corporation, a Delaware corporation ("Purchaser").

     A. The Purchase and Sale Agreement dated as of April 13, 1999 (the "Purchase Agreement") between Seller and Purchaser for the purchase and sale of certain real property located in the City of Little Rock, Pulaski County, Arkansas, as more particularly described therein, is hereby amended by substituting August 15, 1999 for July 15, 1999 in the first sentence of Section
3.1 as the Closing Date. Unless specifically addressed and amended by this Amendment, all terms and provisions of the Purchase Agreement shall remain in full force and effect.

     B. Terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                             STEPHENS GROUP, INC.,
                                             an Arkansas corporation


                                             By: /s/ David A. Knight
                                                -------------------------------
                                                David A. Knight, Vice President


                                             ACXIOM CORPORATION,
                                             a Delaware corporation


                                             By: /s/ Jerry C. Jones
                                                --------------------------------
                                                Jerry C. Jones, Legal Leader





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

                              SECOND AMENDMENT TO
                          PURCHASE AND SALE AGREEMENT
                               BLOCKS 14 AND 15,
                  POPE'S ADDITION TO THE CITY OF LITTLE ROCK


     This Second Amendment to Purchase and Sale Agreement ("Amendment") is executed as of August 11, 1999, by and between Stephens Group, Inc., an Arkansas corporation ("Seller"), and Acxiom Corporation, a Delaware corporation ("Purchaser").

     A. The Purchase and Sale Agreement dated as of April 13, 1999, as amended by the First Amendment to Purchase and Sale Agreement dated as of July 9, 1999 (collectively, the "Purchase Agreement") between Seller and Purchaser for the purchase and sale of certain real property located in the City of Little Rock, Pulaski County, Arkansas, as more particularly described therein, is hereby amended by deleting Section 3.1 in its entirety and replacing it with the following:

          3.1 Date and Place. The closing ("Closing") of the transactions contemplated by this Agreement shall take place in Little Rock, Arkansas at the office of Rose Law Firm, a Professional Association, 120 East Fourth Street, Little Rock, Arkansas, (or such other place as may be mutually acceptable to Seller and Purchaser), on or before October 15, 1999 (on such date as may be mutually agreeable to Seller and Purchaser, and as may be extended as provided herein or by mutual consent, the "Closing Date"). Purchaser shall have the option to extend the Closing Date for up to an additional forty-five (45) days by notifying Seller in writing five (5) days prior to the Closing Date. In addition, if there are title, inspection, or environmental objections which have not yet been cured on or before the Closing Date, then Purchaser or Seller may extend the Closing Date until on or before ten (10) days after such objections have been resolved; provided, however, if the closing has not occurred on or before December 15, 1999, this Agreement shall be terminated. Should the matters provided in Sections 5 or 6 not be completed on or before the Closing Date, then the Closing shall be rescheduled for the next business day after completion of such matters.

     B. Unless specifically addressed and amended by this Amendment, all terms and provisions of the Purchase Agreement shall remain in full force and effect.

     C. Terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     In Witness Whereof, the undersigned have executed this Amendment as of the date first written above.



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                                        Stephens Group, Inc.,
                                        an Arkansas corporation


                                        By: /s/ David A. Knight
                                           ---------------------------------
                                           David A. Knight, Vice President

                                        Acxiom Corporation,
                                        a Delaware corporation


                                        By: /s/ Jerry C. Jones
                                           ----------------------------------
                                           Jerry C. Jones, Legal Leader





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

                              FIRST AMENDMENT TO
                          PURCHASE AND SALE AGREEMENT
                               BLOCKS 14 AND 15,
                  POPE'S ADDITION TO THE CITY OF LITTLE ROCK

     This First Amendment to Purchase and Sale Agreement ("Amendment") is executed as of November 15, 1999, by and between Stephens Group, Inc., an Arkansas corporation ("Seller"), and Acxiom Corporation, a Delaware corporation ("Purchaser").

     A. The Purchase and Sale Agreement dated as of October 15, 1999 (the "Purchase Agreement") between Seller and Purchaser for the purchase and sale of certain real property located in the City of Little Rock, Pulaski County, Arkansas, as more particularly described therein, is hereby amended by substituting January 14, 2000 for November 15, 1999 in the first sentence of
Section 3.1 as the Closing Date. Unless specifically addressed and amended by this Amendment, all terms and provisions of the Purchase Agreement shall remain in full force and effect.

     B. Terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

     In Witness Whereof, the undersigned have executed this Amendment as of the date first written above.

                                             Stephens Group, Inc.,
                                             an Arkansas corporation


                                             By: /s/ David A. Knight
                                                --------------------------------
                                                David A. Knight, Vice President


                                             Acxiom Corporation,
                                             a Delaware corporation


                                             By: /s/ Jerry C. Jones
                                                --------------------------------
                                                Jerry C. Jones, Legal Leader





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